Exhibit 99.1

BOSTON OMAHA CORPORATION ANNOUNCES FULL YEAR 2021 FINANCIAL RESULTS

Omaha, Nebraska (Business Wire)	March 28, 2022

Boston Omaha Corporation (NYSE: BOC) (the “Company”) announced its financial results for the fiscal year ended December 31, 2021, in connection with filing its Annual Report on Form 10-K with the Securities and Exchange Commission.

We show below summary financial data for fiscal 2021 and 2020. Our Annual Report on Form 10-K can be found at www.bostonomaha.com.

	For the Years Ended
	December 31,
	2021	2020
Billboard Rentals, Net	$31,499,235	$28,260,964
Broadband Services (1)	15,234,266	3,836,537
Premiums Earned	7,686,400	11,723,886
Insurance Commissions	2,212,849	1,494,379
Investment and Other Income	339,061	427,697
Total Revenues	56,971,811	45,743,463

Depreciation and Amortization Expense	10,128,634	7,691,703

Net Loss from Operations	(23,766,869)	(4,994,907)
Net Other Income	96,940,657	2,566,655

Net Income (Loss) Attributable to Common Stockholders	$52,748,177	$(49,089)
Basic and Diluted Net Income (Loss) per Share	$1.82	$(0.00)

	December 31,	December 31,
	2021	2020
Total Unrestricted Cash & Investments (2)	$230,670,929	$146,470,399
Total Assets	807,053,793	640,707,426
Total Liabilities	166,458,071	114,114,020
Total Noncontrolling Interest	144,270,503	145,027,149
Total Stockholders' Equity	$496,325,219	$381,566,257

1.	Includes our acquisitions of AireBeam on March 10, 2020 and UBB on December 29, 2020.
2.	Investments consist of U.S. treasury securities classified as trading securities and publicly traded equity securities, of which $17,168,177 is held by our insurance entities at December 31, 2021.

As a result of a change in Generally Accepted Accounting Principles in 2018, we are required to include the unrealized changes in market prices of investments in public equity securities in our reported earnings. In the table above, “Net Other Income (Loss)” includes other investment income of $93,163,697 in fiscal 2021 and other investment losses of $4,685,725 in fiscal 2020, related to public equity securities mainly held by Boston Omaha. While we intend to hold our current securities for the longer term, we may in the future choose to sell them for a variety of reasons resulting in realized losses or gains.

Cash flow from operations for the year ended December 31, 2021 was $7,768,237, compared to $5,174,446 for the year ended December 31, 2020.

Our book value per share was $16.71 at December 31, 2021, compared to $14.01 at December 31, 2020.

As of December 31, 2021, we had 28,642,801 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding.

As of March 28, 2022, we had 28,642,801 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding.

About Boston Omaha Corporation

Boston Omaha Corporation is a public holding company with three majority owned businesses engaged in outdoor advertising, surety insurance and broadband telecommunications services. The Company also maintains minority investments including investments in a bank, a national residential homebuilder, an aviation infrastructure company and commercial real estate services businesses.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company make as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services, the impact of the COVID-19 pandemic, the competitive nature of the industries in which we conduct our business, general business and economic conditions, our ability to acquire suitable businesses, our ability to successfully integrate acquired businesses, the effect of a loss of, or financial distress of, any reinsurance company which we rely on for our insurance operations, the risks associated with our investments in both publicly traded securities and privately held businesses, our history of losses and ability to maintain profitability in the future, the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission (the “SEC”) on Form 10-K for the year ended December 31, 2021, as well as other risks and uncertainties which may be described in any subsequent quarterly report on Form 10-Q filed by the Company and the other reports the Company files with the SEC. Copies of our SEC filings are available on our website at www.bostonomaha.com.  In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Contacts:

Boston Omaha Corporation

Catherine Vaughan, 857-256-0079

contact@bostonomaha.com